Exhibit 32

                         COACTIVE MARKETING GROUP, INC.
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of CoActive Marketing Group, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 (the "Report"), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November 12, 2003                  /s/ JOHN P. BENFIELD
                                           -------------------------------------
                                           John P. Benfield
                                           President and Chief Executive Officer

Dated:  November 12, 2003                  /s/ DONALD A. BERNARD
                                           -------------------------------------
                                           Executive Vice President, Chief
                                           Financial Officer and Secretary

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